FIFTH FORBEARANCE AGREEMENT
                           ---------------------------

         THIS FIFTH FORBEARANCE AGREEMENT (the "Fifth Forbearance Agreement") is made as of August 5, 1998 by and between OAKMONT PHARMACEUTICALS, INC., a Delaware corporation ("Oakmont"), and REXALL SUNDOWN, INC., a Florida corporation ("Rexall Sundown"), as assignee of RSL Holdings, Inc. (formerly known as Pennex Laboratories, Inc. and, before that, RS Acquisition, Inc.), a Pennsylvania corporation ("RSL"), for the purpose of amending the payment terms under the following agreements by and between Oakmont and Rexall Sundown: that certain Forbearance Agreement dated April 29, 1996 (the "First Forbearance Agreement"), that certain Second Forbearance Agreement dated September 23, 1996 (the "Second Forbearance Agreement"), that certain Third Forbearance Agreement dated April 1, 1997 (the "Third Forbearance Agreement"), and that certain Fourth Forbearance Agreement dated September 1, 1997 (the "Fourth Forbearance Agreement").

         Pursuant to an Agreement of Purchase and Sale dated as of December 29, 1995, by and between RSL as Seller and Oakmont as Buyer (the "Purchase Agreement"), RSL sold to Oakmont various assets formerly used in RSL's pharmaceutical manufacturing business (collectively, the "Assets"), including
(i) certain real estate in Plum Borough, Allegheny County, Pennsylvania (the "Real Property"), wherein RSL conducted its pharmaceutical manufacturing operations, and (ii) various items of personal property (collectively, the "Personal Property") including equipment used by RSL in the conduct of its operations conducted at the Real Property and inventory located at the Real Property. RSL retained a mortgage lien on the Real Property and a security interest in the Personal Property to secure Oakmont's payment of the unpaid balance of the purchase price of the Assets and various other obligations owed by Oakmont to RSL (collectively, the "Obligations") pursuant to a promissory note dated January 31, 1996 (the "Note") and a mortgage dated February 1, 1996 and a security agreement dated January 31, 1996 (such mortgage and security agreement are together hereinafter referred to as the "Security Documents"). Thereafter, RSL transferred all of its rights in respect of the Obligations and in and under the Note and Security Documents to Rexall Sundown.

         Oakmont defaulted in the timely payment of the Obligations. Thereafter, Rexall Sundown and Oakmont entered into the First Forbearance Agreement, the Second Forbearance Agreement, the Third Forbearance Agreement and the Fourth Forbearance Agreement, whereby Rexall Sundown agreed to forbear from the enforcement of its right to payment on the outstanding balance of the Obligations on the terms and conditions set forth therein.

         Simultaneously with the execution and delivery of the First Forbearance Agreement, Oakmont delivered to Kirkpatrick & Lockhart LLP ("K&L"), counsel to Rexall Sundown, at its office at 1500 Oliver Building, Pittsburgh, PA 15222, the following items: (i) an executed and acknowledged Deed of Conveyance, conveying the Real Property to a person or persons to be designated by Rexall Sundown; and
(ii) an executed Bill of Sale, conveying the Personal Property to a person or persons to be designated by Rexall Sundown (the Deed and the Bill of Sale are hereinafter collectively referred to as the "Transfer Documents"). K&L has been holding the Transfer Documents in escrow pursuant to the terms of the First Forbearance Agreement.

         Oakmont has also defaulted in the timely payment of the amounts due under the First Forbearance Agreement, the Second Forbearance Agreement, the Third Forbearance Agreement and the Fourth Forbearance Agreement (the "Modified Obligations"). Rexall Sundown is willing to forbear from the enforcement of its rights and remedies in respect of such default, on the terms and conditions set forth herein.

         NOW THEREFORE, in consideration of the foregoing recitals and the mutual promises herein contained, Oakmont and Rexall Sundown, each intending to be legally bound, hereby, agree as follows:

         1. Rexall Sundown waives any right to accelerate the maturity of the outstanding balance of the Modified Obligations or to exercise any other right or remedy under the Purchase Agreement, the Note, the Security Documents, or the First Forbearance Agreement, the Second Forbearance Agreement, the Third Forbearance or the Fourth Forbearance Agreement available by reason of any payment default thereunder occurring prior to the date of this Fifth Forbearance Agreement, and if such acceleration shall be deemed to have occurred prior to the date hereof by reason of any such default, such acceleration shall be deemed nullified and rescinded. Rexall Sundown further agrees not to accelerate the maturity of the Modified Obligations or take any other action to enforce payment of the
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Modified Obligations unless an Event of Default (as defined below in paragraph 5 below) shall have occurred and be continuing.

         2. Oakmont will pay Rexall Sundown the following amounts and take the following actions on or before the following dates:

         (a) Wire transfer $250,000.00 to an account designated by Rexall Sundown by no later than August 7, 1998;

         (b) Wire transfer by no later than August 15, 1998 the sum of $50,000.00 to the Plum Borough School District and the Borough of Plum, Allegheny County, Pennsylvania (collectively, the "Borough") as part of an installment payment program for the payment by Oakmont of delinquent real estate taxes pursuant to an agreement between Oakmont and the Borough as evidenced by the letter agreement dated July 24, 1998 between Frank W. Jones and Oakmont attached hereto as Exhibit A;

         (c) Provide evidence to Rexall Sundown by no later than August 7, 1998 that payment has been sent to the property and casualty carrier to bring the insurance premiums current;

         (d) Wire transfer an additional $250,000.00 to an account designated by Rexall Sundown by no later than August 31, 1998;

         (e) Commencing October 1, 1998 and on the first of each month thereafter, wire transfer the sum of $60,000.00 per month to an account designated by Rexall Sundown until the payments described in Section 2(f) and
(g) are made, and thereafter, wire transfer the sum of $50,000 per month until all other amounts owing to Rexall Sundown are paid;

         (f) Wire transfer the sum of $1,250,000 to an account designated by Rexall Sundown upon the closing of a $5,000,000 taxable bond offering, but in no event shall such payment be made later than October 30, 1998; and

         (g) Wire transfer the sum of $2,000,000 to an account designated by Rexall Sundown upon the closing of a $6,000,000 equity financing, but in no event shall such payment be made later than November 30, 1998.

Payments made pursuant to Section 2(a), (d), (e), (f) and (g) shall be applied first to accrued and unpaid interest on the Modified Obligations, and next to the unpaid principal balance of the Modified Obligations. Payments made under
Section 2(e) hereof shall not reduce the amounts due under Sections 2(f) and 2(g) hereof.

         3. On or before August 31, 1999, Oakmont shall pay Rexall Sundown the outstanding balance due under the Purchase Agreement, the Note, and the Security Documents as modified by the First Forbearance Agreement, the Second Forbearance Agreement, the Third Forbearance Agreement, the Fourth Forbearance Agreement and the Fifth Forbearance Agreement (collectively, the "Modified Documents"), as specifically set forth on Exhibit B attached hereto.

         4. Any of the following events shall constitute an "Event of Default" for purposes of the Fifth Forbearance Agreement: (i) Any of the payments required to be made pursuant to this Fifth Forbearance Agreement shall not be made in full on or before its respective due date; or (ii) Oakmont shall have defaulted in the payment or performance of any other duty or obligation under the Modified Documents (other than any default waived by Rexall Sundown pursuant to paragraph 1 above) and any applicable grace or cure period shall have expired.

         5. If any Event of Default shall have occurred and be continuing, then, in any such event, Rexall Sundown may accelerate the maturity of all the remaining amounts payable hereunder, and, in addition, may do any or all of the following: (a) cause K&L to deliver the Transfer Documents to Rexall Sundown; cause such Transfer Documents to be completed by the insertion of the name of the transferee or transferees of the Real Property and the Personal Property; and cause any or all of the Transfer Documents to be filed or recorded in the appropriate public records; (b) cause judgment to be entered in favor of Rexall Sundown (or its assignee) and against Oakmont for all or any part of the outstanding balance of such amounts pursuant to the warrant of attorney hereinafter set forth; and (c) exercise any and all other rights and remedies provided by law.


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         6. If, in accordance with this Fifth Forbearance Agreement, Rexall
Sundown elects to cause K&L to deliver to Rexall Sundown the Transfer Documents, then Oakmont shall be released and discharged from any and all further liability in respect of the amounts payable hereunder; provided, however, that nothing in this Fifth Forbearance Agreement shall impair Rexall Sundown's right to enforce its lien and security interest in the Assets.

         7. If all the amounts payable to Rexall Sundown under the Modified Documents are paid in full, then upon receipt of such payment, Rexall Sundown shall release its lien and security interest in the Assets and shall cause K&L to return the Transfer Documents to Oakmont.

         8. This Fifth Forbearance Agreement may be executed in multiple counterparts by different parties on different counterparts, each of which shall be deemed an original, but all of which shall be deemed one and the same instrument.

         9. OAKMONT HEREBY AUTHORIZES ANY ATTORNEY OF ANY COURT IN THE COMMONWEALTH OF PENNSYLVANIA TO APPEAR FOR OAKMONT AT ANY TIME AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT HEREUNDER, AND CONFESS A JUDGMENT OR JUDGMENTS AGAINST OAKMONT AND IN FAVOR OF REXALL SUNDOWN OR ITS ASSIGNS, AS MANY TIMES AS SHALL BE NECESSARY OR EXPEDIENT, FOR ALL OR ANY PART OF THE THEN OUTSTANDING BALANCE DUE AND PAYABLE HEREUNDER, TOGETHER WITH AN ATTORNEY'S FEE OF 15% OF SUCH AMOUNT, WITH RELEASE OF ALL ERRORS AND WITHOUT STAY OF EXECUTION.

         IN WITNESS WHEREOF, we have hereunto set our hands and seals on or as of the day and year first above written.

                                            OAKMONT PHARMACEUTICALS, INC.


                                            By:  /s/ Arthur Michaels
                                                 -------------------------------
                                                 Name:  Arthur Michaels
                                                 Title:  Chief Executive Officer


                                            REXALL SUNDOWN, INC.


                                            By:  /s/ Richard Werber
                                                 -------------------------------
                                                 Name:  Richard Werber
                                                 Title:  Vice President